SECOND QUARTER 2024 Plymouth REIT Supplemental Information

Q2 2024 Supplemental | 1

Table of Contents

Table of Contents
Executive Summary	4
Company Overview, Management, Board of Directors, and Investor Relations	4
Portfolio Snapshot	5
Total Acquisition and Replacement Cost by Market	5
Acquisition Activity	6
Development Projects	7
Value Creation Examples	8
Guidance	9
Financial Information
Consolidated Balance Sheets	11
Consolidated Statements of Operations	12
Non-GAAP Measurements	13
Same Store Net Operating Income (NOI)	14
Debt Summary	15
Capitalization and Capital Markets Activity	16
Net Asset Value Components	17
Rentable Square Feet and Annualized Base Rent by Market	18
Operational & Portfolio Information
Leasing Activity: Lease Renewals and New Leases	20
Leasing Activity: Lease Expiration Schedule & % of Annual Base Rent Expiring	21
Leased Square Feet and Annualized Base Rent by Tenant Industry	22
Leased Square Feet and Annualized Base Rent by Type	23
Top 10 Tenants by Annualized Base Rent	24
Lease Segmentation by Size	25
Capital Expenditures	26
Appendix
Glossary	28

Q2 2024 Supplemental | 2

Disclaimers

Forward-Looking Statements

This Supplemental Information contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this Supplemental Information do not constitute guarantees of future performance. Investors are cautioned that statements in this Supplemental Information, which are not strictly historical statements, including, without limitation, statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statement, many of which may be beyond our control, including, without limitation, those factors described under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this Supplemental Information, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Definitions and Reconciliations

For definitions of certain terms used throughout this Supplemental Information, including certain non-GAAP financial measures, refer to the Glossary on pages 28-30. For reconciliations of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures, refer to page 13.

Q2 2024 Supplemental | 3

Executive Summary

Company Overview

Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a full service, vertically integrated real estate investment company focused on the acquisition, ownership, and management of single and multi-tenant industrial properties. Our mission is to provide tenants with cost effective space that is functional, flexible and safe.

Management, Board of Directors, Investor Relations, and Equity RESEARCH Coverage

Corporate

20 Custom House Street
11th Floor

Boston, Massachusetts 02110

617.340.3814

www.plymouthreit.com

Investor Relations

Tripp Sullivan

SCR Partners

IR@plymouthreit.com

Continental Stock Transfer
& Trust Company

1 State Street, 30th Floor

New York, NY 10004

212.509.4000

Executive Management

Jeffrey E. Witherell

Chief Executive Officer
and Chairman

Anthony J. Saladino

Executive Vice President

and Chief Financial Officer

James M. Connolly

Executive Vice President

Asset Management

Lyndon J. Blakesley

Senior Vice President

and Chief Accounting Officer

Benjamin P. Coues

Senior Vice President

and Head of Acquisitions

Anne A. Hayward, ESQ.

Senior Vice President

and General Counsel

Daniel R. Heffernan

Senior Vice President

Asset Management

Scott L. Robinson

Senior Vice President

Corporate Development

Board of Directors

Phillip S. Cottone

Independent Director

Richard DeAgazio

Independent Director

David G. Gaw

Lead Independent Director

John W. Guinee

Independent Director

Caitlin Murphy

Independent Director

Pendleton P. White, Jr.

Director

Jeffrey E. Witherell

Chief Executive Officer
and Chairman

Equity Research Coverage[1]

Baird

Nicholas Thillman

414.298.5053

Barclays

Brendan Lynch

212.526.9428

BMO Capital Markets

John Kim

212.885.4115

BNP Paribas Exane

Nate Crossett

646.725.3716

B Riley Securities

Bryan Maher

646.885.5423

Colliers Securities

Barry Oxford

203.961.6573

JMP Securities

Mitch Germain

212.906.3537

J.P. Morgan

Mike Mueller

212.622.6689

KeyBanc Capital
Markets

Todd Thomas

917.368.2375

Truist Securities

Anthony Hau

212.303.4176

Wedbush Securities Richard Anderson 212.931.7001

Investor Conference Call and Webcast

The Company will host a conference call and live audio webcast, both open for the general public to hear, on August 1, 2024 at 9:00 a.m. Eastern Time. The number to call for this interactive teleconference is (844) 784-1727 (international callers: (412) 717-9587). A replay of the call will be available through August 8, 2024 by dialing (877) 344-7529 and entering the replay access code, 6504762.

1	The analysts listed provide research coverage on the Company. Any opinions, estimates or forecasts regarding the Company's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts by the Company or its management. The Company does not by reference above imply its endorsement of or concurrence with such information, conclusions or recommendations.

Q2 2024 Supplemental | 4

Highlights

As of June 30, 2024

Portfolio Snapshot

Number of Properties	155
Number of Buildings	210
Square Footage	33,803,190
Portfolio Occupancy	97.0%
Same-Store Occupancy	98.2%
WA Lease Term Remaining (yrs.)[1]	3.2
Multi-Tenant as % of ABR	53.4%
Single Tenant as % of ABR	46.6%
WA Annual Rent Escalators	~3.0%
Triple Net Leases as % of ABR	80.6%
Net Debt to Annualized Adjusted EBITDA	6.4x

1 The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.

Total Acquisition and Replacement Cost by Market

($ in Thousands)

Market	State	# of Buildings	Rentable Square Feet	Total Acquisition Cost[1]	Replacement Cost[2]
Atlanta	GA	13	2,086,835	$ 111,988	$ 154,583
Boston	ME	2	268,713	19,023	40,729
Charlotte	NC	1	155,220	20,400	20,821
Chicago	IL, IN, WI	40	6,624,335	279,750	710,499
Cincinnati	OH, KY	12	2,710,964	106,705	190,851
Cleveland	OH	19	3,979,209	201,550	362,436
Columbus	OH	15	3,757,614	157,624	293,943
Indianapolis	IN	17	4,085,169	149,251	356,416
Jacksonville	FL, GA	28	2,132,396	159,621	219,679
Memphis	MS, TN	49	4,783,046	185,407	349,852
St. Louis	IL, MO	14	3,219,689	213,787	325,818
Total	12	210	33,803,190	$ 1,605,106	$ 3,025,627
1	Represents total direct consideration paid prior to the allocations per U.S. GAAP and the allocated costs in accordance to GAAP of development properties placed in-service.
2	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.

Q2 2024 Supplemental | 5

Acquisition Activity

Acquisitions ($ in Thousands)

Location	Acquisition Date	# of Buildings	Purchase Price[1]	Square Footage	Projected Initial Yield[2]	Cost per Square Foot[3]
Memphis, TN	7/18/2024	14	$ 100,500	1,621,241	8.0%	$ 61.99
Multiple	Full Year 2022	44	$ 253,655	4,164,864	6.1%	$ 71.54
Multiple	Full Year 2021	24	$ 370,977	6,380,302	6.7%	$ 63.15
Multiple	Full Year 2020	27	$ 243,568	5,473,596	7.8%	$ 46.99
Multiple	Full Year 2019	32	$ 220,115	5,776,928	8.4%	$ 42.21
Multiple	Full Year 2018	24	$ 164,575	2,903,699	8.2%	$ 70.54
Multiple	2017 (since IPO)	36	$ 173,325	5,195,563	8.4%	$ 33.81
Total Acquisitions Post-IPO		201	$ 1,526,715	31,516,193	7.6%	$ 48.44

Note: Portfolio statistics and acquisitions include wholly owned industrial properties only; excludes our property management office located in Columbus, Ohio.

1       Represents total direct consideration paid rather than GAAP cost basis.

2       Weighted based on Purchase Price.

3       Calculated as Purchase Price divided by square footage.

Q2 2024 Supplemental | 6

Development Projects

As of June 30, 2024

The total investment in completed developments is approximately $61.1 million. The proforma stabilized cash NOI yields on development projects under construction and completed range between 7.0% - 9.0%.

Plymouth is partnering with the Green Building Initiative to align our environmental objectives with the execution of all new development and portfolio enhancement activities. Thus far, Plymouth has achieved a Three Green Globe certification on our Cincinnati development and a Two Green Globe certification on our completed developments in Boston, Jacksonville (2) and Atlanta (2) [1].

Under Construction[2]	# of Buildings	Total Rentable Square Feet (RSF)	% Leased	Investment ($ in millions)	% Funded	Estimated Completion
Jacksonville - Liberty II	1	52,920	100%	$ 6.0	66%	Q4 2024
Total	1	52,920		$ 6.0

Completed[3]	# of Buildings	Total Rentable Square Feet (RSF)	% Leased	Investment ($ in millions)	% Funded	Completed
Boston - Milliken Road	1	68,088	100%	$ 9.3	100%	Q4 2022
Atlanta - New Calhoun I	1	236,600	100%	$ 13.8	100%	Q1 2023
Cincinnati - Fisher Park I	1	154,692	66%	$ 14.0	100%	Q1 2023
Atlanta - New Calhoun II	1	180,000	100%	$ 12.1	100%	Q3 2023
Jacksonville – Salisbury	1	40,572	100%	$ 6.2	100%	Q3 2023
Jacksonville – Liberty I	1	39,750	100%	$ 5.7	100%	Q4 2023
Total	6	719,702	93%	$ 61.1	100%

1	The Company is a member organization of the Green Building Initiative (GBI), a nonprofit organization and American National Standards Institute (ANSI) Accredited Standards Developer dedicated to reducing climate impacts by improving the built environment. Founded in 2004, the organization is the global provider of the Green Globes and federal Guiding Principles Compliance certification and assessment programs.
2	Under construction represents projects for which vertical construction has commenced. Refer to the Developable Land section of the Net Asset Components on page 17 of this Supplemental Information for additional details on the Company's development activities.
3	Completed buildings are included within portfolio occupancy and square footage metrics as of June 30, 2024.

Q2 2024 Supplemental | 7

Value Creation Examples

INDIANAPOLIS: Lease-up / Building Refurbishment	JACKSONVILLE: New Industrial Development	MEMPHIS: New Acquisition

Expanded existing tenant in the building by an additional 42,910 square feet and extended term for 15 years at a rental rate increase of 18% over expiring rents.

Expanded the other existing tenant by an additional 147,310 square feet for 4 years without any downtime.

The property was acquired at a going-in yield of 6.9%. Stabilized yield is now 8.0% with annual lease escalations averaging 3.75%.

Delivered two buildings in 2023 totaling 80,322 square feet, both of which are fully leased.

Commenced construction on a third, 100% pre-leased building at Liberty Business Park which will comprise 52,920 square feet. The anticipated delivery is Q4 2024.

Marketing an additional fully designed and permit-ready site at Liberty Business Park that can provide approximately 42,667 square feet.

Purchased 1,621,241 square-foot, 14-building industrial portfolio in Memphis, TN for $100.5 MM for initial NOI yield of 8.0%.

At acquisition, portfolio was 94% leased to 46 tenants with weighted average remaining lease term of 3.4 years. In-place rents are consistent with our portfolio average mark-to-market of 18% to 20%.

In addition to significant mark-to-market opportunity, additional value add opportunities include excess land capable of supporting 115,000 square feet of new development and potential user sales.

Q2 2024 Supplemental | 8

Guidance

As of July 29, 2024

Unaudited (in thousands, except per-share amounts)

Plymouth tightened its full year 2024 guidance ranges for net income and Core FFO per weighted average common share and units and adjusted its accompanying assumptions, which can be found in the tables below:

	Full Year 2024 Range[1]
	Low	High
Core FFO attributable to common stockholders and unit holders per share	$1.88	$1.90
Same Store Portfolio NOI growth - cash basis[2]	7.00%	7.50%
Average Same Store Portfolio occupancy - full year	97.5%	98.0%
General and administrative expenses[3]	$15,400	$15,000
Interest expense, net	$40,250	$39,750
Weighted average common shares and units outstanding[4]	45,880	45,880

Reconciliation of net loss attributable to common stockholders and unit holders per share to Core FFO guidance:
	Full Year 2024 Range[1]
	Low	High
Net income/(loss)	$0.10	$0.12
Gain on sale of real estate	(0.19)	(0.19)
Depreciation and amortization	1.97	1.97
	$1.88	$1.90

1	Our 2024 guidance refers to the Company's in-place portfolio as of July 29, 2024, inclusive of the $100.5 million acquisition in Memphis completed on July 18, 2024, and the previously disclosed $21.5 million disposition anticipated during August 2024, and does not include the impact from prospective acquisitions, dispositions, or capitalization activities.
2	The Same Store Portfolio consists of 200 buildings aggregating 31,245,756 rentable square feet, representing approximately 88.2% of total in-place portfolio square footage as of July 29, 2024. The Same Store projected performance reflects an annual NOI on a cash basis, excluding termination income. The Same Store Portfolio is a subset of the consolidated portfolio and includes properties that are wholly owned by the Company as of December 31, 2022. The Same Store Portfolio excludes properties that are classified as repositioning, lease-up during 2023 or 2024 (five buildings representing approximately 1,533,000 square feet), acquired or developments placed into service during 2023 and 2024, or under contract for sale.
3	Includes non-cash stock compensation of $4.3 million for 2024.
4	As of July 29, 2024, the Company has 45,886,585 common shares and units outstanding.

Q2 2024 Supplemental | 9

Financial Information

Q2 2024 Supplemental | 10

Consolidated Balance Sheets

Unaudited ($ in thousands)

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
ASSETS
Real estate properties:
Land	$ 223,049	$ 224,532	$ 226,020	$ 227,599	$ 231,829
Building and improvements	1,325,468	1,326,722	1,341,846	1,343,025	1,339,505
Net investment in sales-type lease[1]	21,396	21,459	-	-	-
Less accumulated depreciation	(292,454)	(277,253)	(268,046)	(254,402)	(239,306)
Total real estate properties, net	$ 1,277,459	$ 1,295,460	$ 1,299,820	$ 1,316,222	$ 1,332,028
Cash, cash held in escrow and restricted cash	36,129	27,237	26,204	30,272	38,517
Deferred lease intangibles, net	42,434	46,396	51,474	56,316	60,304
Interest rate swaps[2]	25,328	26,382	21,667	34,115	31,180
Other assets	40,445	39,670	42,734	39,585	38,631
Total assets	$ 1,421,795	$ 1,435,145	$ 1,441,899	$ 1,476,510	$ 1,500,660
LIABILITIES, PREFERRED STOCK AND EQUITY
Secured debt, net	$ 262,834	$ 265,619	$ 266,887	$ 377,714	$ 386,191
Unsecured debt, net[3]	603,726	603,558	603,390	512,823	535,155
Interest rate swaps[2]	5	189	1,161	-	-
Accounts payable, accrued expenses and other liabilities	67,492	68,049	73,904	75,112	70,492
Deferred lease intangibles, net	5,134	5,590	6,044	6,604	7,179
Financing lease liability[4]	2,284	2,278	2,271	2,265	2,260
Total liabilities	$ 941,475	$ 945,283	$ 953,657	$ 974,518	$ 1,001,277
Preferred stock - Series A	$ -	$ -	$ -	$ -	$ 46,803
Equity:
Common stock	$ 454	$ 453	$ 452	$ 452	$ 431
Additional paid in capital	624,810	634,651	644,938	654,346	616,414
Accumulated deficit	(175,074)	(176,388)	(182,606)	(191,882)	(200,147)
Accumulated other comprehensive income	24,998	25,859	20,233	33,695	30,792
Total stockholders' equity	$ 475,188	$ 484,575	$ 483,017	$ 496,611	$ 447,490
Non-controlling interest	5,132	5,287	5,225	5,381	5,090
Total equity	$ 480,320	$ 489,862	$ 488,242	$ 501,992	$ 452,580
Total liabilities, preferred stock and equity	$ 1,421,795	$ 1,435,145	$ 1,441,899	$ 1,476,510	$ 1,500,660

1	During Q1 2024, the tenant occupying a single tenant industrial property located in Columbus, Ohio, provided notice of its intention to exercise its option to purchase the property at a fixed price of $21,480. We believe the exercise of the purchase option is reasonably probable and therefore, in accordance with ASC 842, Leases, there is a lease modification. As a result, we reclassified the respective real estate property to net investment in sales-type lease totaling $21,480 on our condensed consolidated balance sheets, effective as of the date of tenant notice, in the following amounts: (i) $19,605 from Real estate properties, (ii) $8,094 from Accumulated depreciation, (iii) $877 from net Deferred lease intangible assets, and (iv) $1,062 from Other assets. Further, we recognized a Gain on sale of real estate of $8,030 during Q1 2024 related to this transaction.
2	Represents the fair value of the Company's interest rate swaps. We minimize the credit risk in our derivative financial instruments by entering into transactions with various high-quality counterparties. Our exposure to credit risk at any point is generally limited to amounts recorded as assets on the accompanying consolidated balance sheets. A summary of the Company's interest rate swaps and accounting are detailed in Note 6 of our most recent Quarterly Report on Form 10-Q.
3	Includes borrowings under line of credit and term loans. Refer to Debt Summary in this Supplemental Information for additional details.
4	As of June 30, 2024, we have a single finance lease in which we are the sublessee for a ground lease with a remaining lease term of approximately 32 years. Refer to our most recent Quarterly Report on Form 10-Q for expanded disclosure.

Q2 2024 Supplemental | 11

Consolidated Statements of Operations

Unaudited ($ in thousands, except per-share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Rental revenue	$ 36,890	$ 37,814	$ 74,221	$ 75,400
Tenant recoveries	11,759	12,085	24,618	23,870
Management fee revenue and other income	37	-	75	29
Total revenues	$ 48,686	$ 49,899	$ 98,914	$ 99,299
Operating expenses:
Property	13,569	15,690	30,211	31,644
Depreciation and amortization	21,347	23,417	43,715	47,217
General and administrative	3,880	3,842	7,244	7,289
Total operating expenses	$ 38,796	$ 42,949	$ 81,170	$ 86,150
Other income (expense):
Interest expense	(9,411)	(9,584)	(19,009)	(19,119)
Gain on sale of real estate[1]	849	-	8,879	-
Total other income (expense)	$ (8,562)	$ (9,584)	$ (10,130)	$ (19,119)
Net income (loss)	$ 1,328	$ (2,634)	$ 7,614	$ (5,970)
Less: Net income (loss) attributable to non-controlling interest	14	(30)	82	(68)
Net income (loss) attributable to Plymouth Industrial REIT, Inc.	$ 1,314	$ (2,604)	$ 7,532	$ (5,902)
Less: Preferred Stock dividends	-	916	-	1,832
Less: Loss on extinguishment/redemption of Series A Preferred Stock	-	-	-	2
Less: Amount allocated to participating securities	94	82	188	170
Net income (loss) attributable to common stockholders	$ 1,220	$ (3,602)	$ 7,344	$ (7,906)
Net income (loss) per share attributable to common stockholders – basic[2]	$ 0.03	$ (0.08)	$ 0.16	$ (0.19)
Net income (loss) per share attributable to common stockholders – diluted[2]	$ 0.03	$ (0.08)	$ 0.16	$ (0.19)
Weighted-average common shares outstanding - basic	44,991	42,647	44,964	42,626
Weighted-average common shares outstanding - diluted	45,028	42,647	44,994	42,626

1	During Q1 2024, the tenant occupying an industrial property located in Columbus, Ohio, provided notice of its intention to exercise its option to purchase the property. We re-evaluated the lease classification of the lease in accordance to ASC 842, Leases, concluding that the lease had transitioned to a sales-type lease, thereby recognizing a $8,030 gain on sale of real estate during Q1 2024. The sale is expected to close in Q3 2024. During Q2, 2024, the Company sold one 221,911 square foot property in Kansas City, MO, recognizing a net gain of $849.
2	Refer to the Q2 2024 Quarterly Report on Form 10-Q for additional information.

Q2 2024 Supplemental | 12

Non-GAAP Measurements

Unaudited ($ in thousands, except per-share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Consolidated NOI
Net income (loss)	$ 1,328	$ (2,634)	$ 7,614	$ (5,970)
General and administrative	3,880	3,842	7,244	7,289
Depreciation and amortization	21,347	23,417	43,715	47,217
Interest expense	9,411	9,584	19,009	19,119
Gain on sale of real estate[1]	(849)	-	(8,879)	-
Management fee revenue and other income	(37)	-	(75)	(29)
Net Operating Income	$ 35,080	$ 34,209	$ 68,628	$ 67,626
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)
Net income (loss)	$ 1,328	$ (2,634)	$ 7,614	$ (5,970)
Depreciation and amortization	21,347	23,417	43,715	47,217
Interest expense	9,411	9,584	19,009	19,119
Gain on sale of real estate[1]	(849)	-	(8,879)	-
EBITDAre	$ 31,237	$ 30,367	$ 61,459	$ 60,366
Stock compensation	1,111	716	2,025	1,301
Acquisition expenses	-	4	-	85
Pro forma effect of acquisitions/developments[2]	221	308	437	761
Adjusted EBITDA	$ 32,569	$ 31,395	$ 63,921	$ 62,513
Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)
Net income (loss)	$ 1,328	$ (2,634)	$ 7,614	$ (5,970)
Gain on sale of real estate[1]	(849)	-	(8,879)	-
Depreciation and amortization	21,347	23,417	43,715	47,217
FFO	$ 21,826	$ 20,783	$ 42,450	$ 41,247
Preferred stock dividends	-	(916)	-	(1,832)
Acquisition expenses	-	4	-	85
Core FFO	$ 21,826	$ 19,871	$ 42,450	$ 39,500
Amortization of debt related costs	438	570	876	1,138
Non-cash interest expense	(316)	158	(418)	452
Stock compensation	1,111	716	2,025	1,301
Capitalized interest	(106)	(351)	(181)	(686)
Straight line rent	1,044	(705)	1,029	(1,617)
Above/below market lease rents	(293)	(669)	(611)	(1,403)
Recurring capital expenditures[3]	(1,407)	(1,092)	(2,401)	(2,898)
AFFO	$ 22,297	$ 18,498	$ 42,769	$ 35,787
Weighted-average common shares and units outstanding[4]	45,873	43,526	45,841	43,479
Core FFO attributable to common stockholders and unit holders per share	$ 0.48	$ 0.46	$ 0.93	$ 0.91
AFFO attributable to common stockholders and unit holders per share	$ 0.49	$ 0.42	$ 0.93	$ 0.82

1	During Q1 2024, the tenant occupying an industrial property located in Columbus, Ohio, provided notice of its intention to exercise its option to purchase the property. We re-evaluated the lease classification of the lease in accordance to ASC 842, Leases, concluding that the lease had transitioned to a sales-type lease, thereby recognizing a $8 million gain on sale of real estate during Q1 2024. The sale is expected to close in Q3 2024. During Q2, 2024, the Company sold one 221,911 square foot property in Kansas City, MO, recognizing a net gain of $849.
2	Represents the estimated impact of wholly owned acquisitions and development properties as if they had been acquired or stabilized on the first day of each respective quarter in which the acquisitions occurred or developments were placed in-service. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired properties and/or placed the development properties in-service as of the beginning of the respective periods.
3	Excludes non-recurring capital expenditures of $5,753 and $7,640 for the three months ended June 30, 2024 and 2023, respectively and $8,753 and $16,053 for the six months ended June 30, 2024 and 2023, respectively.
4	Weighted-average common shares and units outstanding includes common stock, OP units, and restricted stock units as of June 30, 2024 and excludes 60,973 performance stock units as they are deemed to be non-participatory.

Q2 2024 Supplemental | 13

Same Store Net Operating Income (NOI)

Unaudited ($ and SF in thousands)

Same Store Portfolio Statistics
Square footage	31,246

Includes: wholly owned properties as of December 31, 2022; determined and set once per year for the following twelve months (refer to Glossary for Same Store definition)

Excludes: wholly owned properties classified as repositioning, lease-up during 2023 or 2024 (5 buildings representing approximately 1,553,000 of rentable square feet), placed into service 2023 and 2024, and under contract for sale.

Number of properties	146
Number of buildings	200
Percentage of total portfolio square footage	92.4%
Occupancy at period end	98.2%

Same Store NOI - GAAP Basis
	June 30, 2024	March 30, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Same Store NOI - GAAP Basis
Rental revenue	$ 45,657	$ 46,930	$ 46,072	$ 45,609	$ 45,715
Property expenses	13,294	15,213	13,296	14,343	14,392
Same Store NOI - GAAP Basis	$ 32,363	$ 31,717	$ 32,776	$ 31,266	$ 31,323
Early termination revenue	150	23	6	75	124
Same Store NOI - GAAP Basis excluding early termination revenue	$ 32,213	$ 31,694	$ 32,770	$ 31,191	$ 31,199
Same Store NOI - Cash Basis
Same Store Adjustments:
Straight line rent and above (below) market lease	(717)	136	411	550	1,184
Same Store NOI - Cash Basis	$ 33,080	$ 31,581	$ 32,365	$ 30,716	$ 30,139
Early termination revenue	150	23	6	75	124
Same Store NOI - Cash Basis excluding early termination revenue	$ 32,930	$ 31,558	$ 32,359	$ 30,641	$ 30,015
Same store occupancy at period end	98.2%	98.3%	98.1%	97.7%	98.2%
Percentage of total portfolio square footage[1]	92.4%	91.8%	91.8%	91.5%	91.3%
Same Store NOI - GAAP Basis percent change[2]	3.3%
Same Store NOI - Cash Basis percent change[2]	9.7%

1	As of July 29, 2024, the percentage of total square feet is 88.2%, to adjust for the addition of 1.6 million square feet with the Memphis portfolio acquisition.
2	Represents the year-over-year change between the three months ended June 30, 2024 and three months ended June 30, 2023.

Q2 2024 Supplemental | 14

Debt Summary

As of June 30, 2024

Unaudited ($ in thousands, except per-share amounts)

	Maturity Date	Interest Rate	Commitment	Principal Balance
Unsecured Debt:
KeyBank Line of Credit	August-25	6.51%[1,2]	$ 350,000	$ 155,400
$100m KeyBank Term Loan	August-26	3.00%[1,2]	100,000	100,000
$200m KeyBank Term Loan	February-27	3.03%[1,2]	200,000	200,000
$150m KeyBank Term Loan	May-27	4.40%[1,2]	150,000	150,000
Total / Weighted Average Unsecured Debt		4.26%	$ 800,000	$ 605,400

	Maturity Date	Interest Rate	# of Buildings	Principal Balance
Secured Debt:
Ohio National Life Mortgage[3]	August-24	4.14%	6	$ 18,078
Allianz Loan	April-26	4.07%	22	60,679
Nationwide Loan	October-27	2.97%	2	14,791
Lincoln Life Gateway Mortgage[3]	January-28	3.43%	2	28,800
Minnesota Life Memphis Industrial Loan[3]	January-28	3.15%	28	54,374
Midland National Life Insurance Mortgage[3]	March-28	3.50%	1	10,559
Minnesota Life Loan	May-28	3.78%	7	19,337
Transamerica Loan	August-28	4.35%	14	57,217
Total / Weighted Average Secured Debt		3.77%	82	$ 263,835
Total / Weighted Average Debt		4.11%		$ 869,235

1	For the month of June 2024, the one-month term SOFR for our unsecured debt was 5.328% and the one-month term SOFR for our borrowings under line of credit was at a weighted average of 5.328%. The spread over the applicable rate for the $100m, $150m, and $200m KeyBank Term Loans and KeyBank unsecured line of credit is based on the Company’s total leverage ratio plus the 0.1% SOFR index adjustment.
2	The one-month term SOFR for the $100m, $150m and $200m KeyBank Term Loans was swapped to a fixed rate of 1.504%, 2.904%, and 1.527%, respectively. A $100 million of the outstanding borrowings under the KeyBank unsecured line of credit was swapped to a fixed USD-SOFR rate at a weighted average of 4.754%.
3	Debt assumed at acquisition.

Q2 2024 Supplemental | 15

Capitalization

As of June 30, 2024

Unaudited ($ in thousands, except per-share amounts)

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Net Debt:
Total Debt[1]	$ 869,235	$ 872,059	$ 873,364	$ 893,877	$ 925,033
Less: Cash	36,129	27,237	26,204	30,272	38,517
Net Debt	$ 833,106	$ 844,822	$ 847,160	$ 863,605	$ 886,516
Common Shares and Units Outstanding[2]	45,887	45,872	45,740	45,740	43,591
Closing Price (as of period end)	$ 21.38	$ 22.50	$ 24.07	$ 20.95	$ 23.02
Market Value of Common Shares[3]	$ 981,064	$ 1,032,120	$ 1,100,962	$ 958,253	$ 1,003,465
Preferred Stock - Series A (at liquidation preference)[4]	-	-	-	-	48,845
Total Market Capitalization[3,5]	$ 1,850,299	$ 1,904,179	$ 1,974,326	$ 1,852,130	$ 1,977,343
Dividend / Share (annualized)	$ 0.96	$ 0.96	$ 0.90	$ 0.90	$ 0.90
Dividend Yield (annualized)	4.5%	4.3%	3.7%	4.3%	3.9%
Total Debt-to-Total Market Capitalization	47.0%	45.8%	44.2%	48.3%	46.8%
Secured Debt as a % of Total Debt	30.4%	30.6%	30.7%	42.4%	41.9%
Unsecured Debt as a % of Total Debt	69.6%	69.4%	69.3%	57.6%	58.1%
Net Debt-to-Annualized Adjusted EBITDA (quarter annualized)	6.4x	6.7x	6.5x	6.7x	7.1x
Net Debt plus Preferred-to-Annualized Adjusted EBITDA (quarter annualized)	6.4x	6.7x	6.5x	6.7x	7.4x
Weighted Average Maturity of Total Debt (years)	2.7	2.7	3.0	3.0	3.2

Capital Markets Activity

Common Shares	Avg. Price	Offering	Period	Net Proceeds
-	$ -	N/A	Q1 2024	$ -
-	$ -	N/A	Q2 2024	$ -

1	Total Debt is not adjusted for the amortization of debt issuance costs or fair market premiums or discounts.
2	Common shares and units outstanding include 490 units outstanding at the end of each of the quarters presented.
3	Based on closing price as of last trading day of the quarter and common shares and units as of the period ended.
4	On September 6, 2023 ("Redemption Date"), the Company redeemed all outstanding Series A Preferred Stock in cash at a redemption price equal to $25.00 per share. As of the Redemption Date and through June 30, 2024, the shares of Series A Preferred Stock were no longer outstanding.
5	Market value of shares and units plus total debt and preferred stock as of period end.

Q2 2024 Supplemental | 16

Net Asset Value Components

As of June 30, 2024

Unaudited ($ in thousands)

Net Operating Income
For the Three Months Ended June 30, 2024
Pro Forma Net Operating Income (NOI)
Total Operating NOI	$ 35,080
Pro Forma Effect of New Lease Activity[1]	650
Pro Forma Effect of Acquisitions[2]	-
Pro Forma Effect of Repositioning / Development[3]	415
Pro Forma NOI	$ 36,145
Amortization of above / below market lease intangibles, net	(293)
Straight-line rental revenue adjustment	1,044
Pro Forma Cash NOI	$ 36,896

Developable Land
Market	Owned Land (acres)[4]	Developable GLA (SF)[4]	Under Construction (SF)[5]	Est. Investment / Est. Completion	Under Development (SF)[5]
Atlanta	9	200,000
Chicago	11	220,000
Cincinnati	18	285,308			285,308
Jacksonville	12	95,587	52,920	$7.4M/Q4 ’24	42,667
Memphis	23	475,000
St. Louis	31	300,000
Charlotte	6	100,000
	110	1,675,895	52,920		327,975
Other Assets and Liabilities
As of June 30, 2024
Cash, cash held in escrow and restricted cash	$36,129
Other assets	$40,445
Construction in progress	$11,517
Accounts payable, accrued expenses and other liabilities	$67,492

Debt and Common Stock
As of June 30, 2024

Secured Debt	$263,835
Unsecured Debt	$605,400
Common shares and units outstanding[6]	45,887

Note: We have made a number of assumptions with respect to the pro forma effects and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired properties and / or fully stabilized the repositioning / development properties as of the beginning of the period. Refer to Glossary in this Supplemental Information for a definition and discussion of non-GAAP financial measures.

1	Represents the estimated incremental base rents from uncommenced new leases as if rent commencement had occurred as of the beginning of the period.
2	Represents the estimated impact of acquisitions as if they had been acquired at the beginning of the period.
3	Represents the estimated impact of properties that are undergoing repositioning or lease-up and development properties placed in-service as if the properties were stabilized and rents had commenced as of the beginning of the period.
4	Developable land represents acreage currently owned by us and identified for potential development. The developable gross leasable area (GLA) is based on the developable land area and a land to building ratio. Developable land and GLA are estimated and can change periodically due to changes in site design, road and storm water requirements, parking requirements and other factors. We have made a number of assumptions in such estimates and there can be no assurance that we will develop land that we own.
5	Under construction represents projects for which vertical construction has commenced. Under development represents projects in the pre-construction phase.
6	Common shares and units outstanding were 45,397 and 490 as of June 30, 2024 respectively.

Q2 2024 Supplemental | 17

Rentable Square Feet and Annualized Base Rent by Market

As of June 30, 2024

Unaudited ($ in thousands)

	# of Properties	# of Buildings	Occupancy	Total Rentable Square Feet	% Rentable Square Feet	ABR[2]	% ABR	Market Inventory (SF in millions)
Primary Markets[1]
Atlanta	11	13	99.9%	2,086,835	6.2%	$ 10,047	6.6%	847
Boston	1	2	100.0%	268,713	0.8%	2,351	1.5%	367
Charlotte	1	1	100.0%	155,220	0.5%	1,229	0.8%	380
Chicago	39	40	94.2%	6,624,335	19.6%	29,516	19.5%	1,409
Cincinnati	10	12	97.2%	2,710,964	8.0%	11,874	7.8%	360
Cleveland	16	19	98.8%	3,979,209	11.8%	18,878	12.4%	356
Columbus	15	15	99.8%	3,757,614	11.1%	13,721	9.0%	371
Indianapolis	17	17	95.6%	4,085,169	12.1%	15,298	10.0%	421
Memphis	25	49	97.9%	4,783,046	14.1%	18,634	12.2%	330
St. Louis	12	14	93.7%	3,219,689	9.5%	14,496	9.5%	342
Primary Total	147	182	96.8%	31,670,794	93.7%	$ 136,044	89.3%	5,183
Secondary Markets[1]
Jacksonville	8	28	98.8%	2,132,396	6.3%	$ 16,302	10.7%	163
Secondary Total	8	28	98.8%	2,132,396	6.3%	$ 16,302	10.7%	163
Total Portfolio	155	210	97.0%	33,803,190	100.0%	$ 152,346	100.0%	5,346

1	Inventory as defined by CoStar refers to the total square footage of buildings that have received a certificate of occupancy and are able to be occupied by tenants. It does not include space that is either planned, or under construction. Inventory square footage solely includes industrial buildings as of July 18, 2024. Our definitions of primary and secondary markets are based on this market inventory. Primary markets means metropolitan areas in the U.S, with more than 300 million square feet of inventory. While secondary markets consist of between 100 million and 300 million square feet of inventory.
2	Annualized base rent is calculated as monthly contracted base rent as of June 30, 2024, multiplied by 12. Excludes rent abatements.

Q2 2024 Supplemental | 18

Operational & Portfolio Information

Q2 2024 Supplemental | 19

Leasing Activity

As of June 30, 2024

Unaudited

Lease Renewals and New Leases

Year	Type	Square Footage	Percent	Expiring Rent	New Rent	% Change	Tenant Improvements[1]	Lease Commissions[1]
2020	Renewals	1,881,346	71.1%	$ 3.75	$ 3.93	4.8%	$ 0.13	$ 0.08
	New Leases	764,314	28.9%	$ 4.31	$ 5.07	17.6%	$ 0.24	$ 0.19
	Total	2,645,660	100.0%	$ 3.92	$ 4.26	8.7%	$ 0.16	$ 0.11
2021	Renewals	2,487,589	49.3%	$ 4.25	$ 4.50	5.9%	$ 0.19	$ 0.10
	New Leases	2,557,312	50.7%	$ 3.76	$ 4.40	17.0%	$ 0.23	$ 0.22
	Total	5,044,901	100.0%	$ 4.00	$ 4.45	11.1%	$ 0.21	$ 0.16
2022	Renewals	4,602,355	60.2%	$ 4.31	$ 4.87	13.1%	$ 0.15	$ 0.16
	New Leases	3,041,526	39.8%	$ 3.51	$ 4.51	28.6%	$ 0.40	$ 0.23
	Total	7,643,881	100.0%	$ 3.99	$ 4.73	18.5%	$ 0.25	$ 0.19
2023	Renewals	3,945,024	70.4%	$ 3.75	$ 4.36	16.3%	$ 0.14	$ 0.15
	New Leases	1,654,919	29.6%	$ 3.82	$ 5.03	31.7%	$ 0.35	$ 0.35
	Total	5,599,943	100.0%	$ 3.77	$ 4.56	21.0%	$ 0.21	$ 0.21
Q1 2024	Renewals	928,217	66.9%	$ 4.71	$ 4.99	5.9%	$ 0.17	$ 0.12
	New Leases	459,760	33.1%	$ 3.41	$ 5.06	48.4%	$ 0.12	$ 0.20
	Total	1,387,977	100.0%	$ 4.28	$ 5.01	17.1%	$ 0.15	$ 0.14
Q2 2024	Renewals	1,610,786	88.9%	$ 4.09	$ 4.86	18.8%	$ 0.07	$ 0.10
	New Leases	201,153	11.1%	$ 5.97	$ 7.13	19.5%	$ 0.73	$ 0.54
	Total	1,811,939	100.0%	$ 4.30	$ 5.11	18.8%	$ 0.14	$ 0.15
YTD 2024[2]	Renewals	2,539,003	79.3%	$ 4.32	$ 4.91	13.7%	$ 0.11	$ 0.11
	New Leases	660,913	20.7%	$ 4.19	$ 5.69	35.8%	$ 0.34	$ 0.33
	Total	3,199,916	100.0%	$ 4.29	$ 5.07	18.2%	$ 0.16	$ 0.16

Note: Lease renewals and new lease activity excludes leases with terms less than six months, and leases associated with construction.

1 Shown as per dollar, per square foot, per year.

2 Executed leases scheduled to commence during 2024, which includes the second quarter activity, total an aggregate of 3,199,916 square feet, all of which are associated with terms of at least six months. The Company will experience a 18.2% increase in rental rates on a cash basis from these leases.

Q2 2024 Supplemental | 20

Leasing Activity (continued)

As of June 30, 2024

Unaudited

Lease Expiration Schedule

Year	Square Footage	ABR[1]	% of ABR Expiring[2]
Available	1,026,010	-	-
2024	2,075,724	$ 9,316,803	6.1%
2025	7,087,518	31,439,041	20.6%
2026	5,563,559	26,500,163	17.4%
2027	4,842,739	23,210,888	15.2%
2028	4,154,651	19,571,600	12.8%
Thereafter	9,052,989	42,307,492	27.9%
Total	33,803,190	$ 152,345,987	100.0%

% of Annual Base Rent Expiring2

1	Annualized base rent is calculated as monthly contracted base rent as of June 30, 2024, multiplied by 12. Excludes rent abatements.
2	Calculated as annualized base rent set forth in this table divided by total annualized base rent as of June 30, 2024.

Q2 2024 Supplemental | 21

Leased Square Feet and Annualized Base Rent by Tenant Industry

As of June 30, 2024

Unaudited

Industry	Total Leased Square Feet	# of Leases	% Rentable Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Logistics & Transportation	9,548,501	82	29.2%	$ 40,145,791	26.4%	$ 4.20
Wholesale/Retail	2,405,186	29	7.3%	12,038,020	7.9%	5.01
Automotive	2,272,880	27	6.9%	10,853,337	7.1%	4.78
Printing & Paper	1,935,478	15	5.9%	7,449,722	4.9%	3.85
Home & Garden	1,914,586	18	5.8%	6,761,000	4.4%	3.53
Construction	1,475,320	38	4.5%	7,299,125	4.8%	4.95
Cardboard and Packaging	1,294,442	17	3.9%	5,875,797	3.9%	4.54
Food & Beverage	1,648,993	23	5.0%	8,735,436	5.7%	5.30
Light Manufacturing	1,267,572	12	3.9%	4,704,389	3.1%	3.71
Healthcare	1,035,414	38	3.2%	6,330,027	4.2%	6.11
Plastics	991,933	13	3.0%	4,787,581	3.1%	4.83
Education	925,840	8	2.8%	4,554,083	3.0%	4.92
Industrial Equipment Components	835,839	23	2.6%	4,061,607	2.7%	4.86
Other Industries[2]	5,225,196	153	16.0%	28,750,072	18.8%	5.50
Total	32,777,180	496	100.0%	$ 152,345,987	100.0%	$ 4.65

1	Annualized base rent is calculated as monthly contracted base rent as of June 30, 2024, multiplied by 12. Excludes rent abatements.
2	Includes over 20 tenant industries for which the total leased square feet aggregates to less than 250,000 square feet or 3% of ABR.

Q2 2024 Supplemental | 22

Leased Square Feet and Annualized Base Rent by Type

As of June 30, 2024

Unaudited

Leased Square Feet and Annualized Base Rent by Lease Type
Lease Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	Annualized Base Rent[1]	% ABR	ABR Per Square Foot
Triple Net	27,106,571	394	82.7%	$ 122,858,026	80.6%	$ 4.53
Modified Net	3,653,110	60	11.1%	19,009,725	12.5%	5.20
Gross	2,017,499	42	6.2%	10,478,236	6.9%	5.19
Total	32,777,180	496	100.0%	$ 152,345,987	100.0%	$ 4.65
Leased Square Feet and Annualized Base Rent by Tenant Type
Tenant Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	Annualized Base Rent[1]	% ABR	ABR Per Square Foot
Multi-Tenant	15,961,393	390	48.7%	$ 81,389,697	53.4%	$ 5.10
Single-Tenant	16,815,787	106	51.3%	70,956,290	46.6%	4.22
Total	32,777,180	496	100.0%	$ 152,345,987	100.0%	$ 4.65
Leased Square Feet and Annualized Base Rent by Building Type
Building Type	Total Leased Square Feet	# of Buildings	% Leased Square Feet	Annualized Base Rent[1]	% ABR	ABR Per Square Foot
Warehouse/Distribution	21,186,193	118	64.6%	$ 86,460,202	56.8%	$ 4.08
Warehouse/Light Manufacturing	8,215,681	40	25.1%	39,319,103	25.8%	4.79
Small Bay Industrial[2]	3,375,306	52	10.3%	26,566,682	17.4%	7.87
Total	32,777,180	210	100.0%	$ 152,345,987	100.0%	$ 4.65

1	Annualized base rent is calculated as monthly contracted base rent as of June 30, 2024, multiplied by 12. Excludes rent abatements.
2	Small bay industrial is inclusive of flex space totaling 586,267 leased square feet and annualized base rent of $6,999,900. Small bay industrial is multipurpose space; flex space includes office space that accounts for greater than 50% of the total rentable area.

Q2 2024 Supplemental | 23

Top 10 Tenants by Annualized Base Rent

As of June 30, 2024

Unaudited

Tenant	Market	Industry	# of Leases	Total Leased Square Feet	Expiration	ABR Per Square Foot	Annualized Base Rent[1]	% Total ABR
FedEx Supply Chain, Inc.	St. Louis	Logistics & Transportation	1	769,500	7/31/2024	$ 4.60	$ 3,539,875	2.3%
Geodis Logistics, LLC	St. Louis	Logistics & Transportation	1	624,159	8/31/2025	4.36	2,718,993	1.8%
Royal Canin U.S.A, Inc.	St. Louis	Wholesale/Retail	1	521,171	12/31/2026	4.89	2,549,829	1.7%
Houghton Mifflin Harcourt Company	Chicago	Education	1	513,512	3/31/2029	4.63	2,377,561	1.6%
Archway Marketing Holdings, Inc.	Chicago	Logistics & Transportation	3	503,000	3/31/2026	4.61	2,319,990	1.5%
ODW Logistics, Inc.	Columbus	Logistics & Transportation	1	772,450	6/30/2025	2.99	2,312,163	1.5%
ASW Supply Chain Services, LLC	Cleveland	Logistics & Transportation	5	577,237	11/30/2027	3.65	2,104,933	1.4%
Balta US, Inc.	Jacksonville	Home & Garden	2	629,084	10/31/2029	3.19	2,004,036	1.3%
Communications Test Design, Inc.	Memphis	Logistics & Transportation	2	566,281	12/31/2024	3.41	1,930,826	1.3%
Winston Products, LLC	Cleveland	Wholesale/Retail	2	266,803	4/30/2032	7.08	1,888,831	1.2%
Total Largest Tenants by Annualized Rent			19	5,743,197		$ 4.13	$ 23,747,037	15.6%
All Other Tenants			477	27,033,983		$ 4.76	$ 128,598,950	84.4%
Total Company Portfolio			496	32,777,180		$ 4.65	$ 152,345,987	100.0%

1	Annualized base rent is calculated as monthly contracted base rent as of June 30, 2024, multiplied by 12. Excludes rent abatements.

Q2 2024 Supplemental | 24

Lease Segmentation by Size

As of June 30, 2024

Unaudited

Square Feet	# of Leases	Total Leased Square Feet	Total Rentable Square Feet	Total Leased %	Total Leased % Excluding Repositioning[1]	Annualized Base Rent[2]	In-Place + Uncommenced ABR[3]	% of Total In-Place + Uncommenced ABR	In-Place + Uncommenced ABR Per SF4
< 4,999	57	163,336	227,142	71.9%	73.8%	$ 1,722,170	$ 1,919,170	1.3%	$ 11.75
5,000 - 9,999	68	482,663	590,546	81.7%	82.5%	4,267,369	4,374,829	2.9%	9.06
10,000 - 24,999	112	1,914,489	1,951,440	98.1%	98.1%	14,625,497	14,625,497	9.6%	7.64
25,000 - 49,999	88	3,098,090	3,290,562	94.2%	94.2%	18,577,104	18,577,104	12.1%	6.00
50,000 - 99,999	79	5,530,203	5,583,555	99.0%	99.0%	26,087,136	26,087,136	17.0%	4.72
100,000 - 249,999	63	10,184,963	10,442,527	97.5%	98.9%	45,138,483	45,512,883	29.7%	4.47
> 250,000	29	11,403,436	11,717,418	97.3%	100.0%	41,928,228	41,928,228	27.4%	3.68
Total/Weighted Avg.	496	32,777,180	33,803,190	97.0%	98.3%	$ 152,345,987	$ 153,024,847	100.0%	$ 4.67

1	Total Leased % Excluding Repositioning excludes vacant square footage being refurbished or repositioned.
2	Annualized base rent is calculated as monthly contracted base rent as of June 30, 2024, multiplied by 12. Excludes rent abatements.
3	In-Place + Uncommenced ABR calculated as in-place current annualized base rent as of June 30, 2024 plus annualized base rent for leases signed but not commenced as of June 30, 2024.
4	In-Place + Uncommenced ABR per SF is calculated as in-place current rent annualized base rent as of June 30, 2024 plus annualized base rent for leases signed but not commenced as of June 30, 2024, divided by leased square feet plus uncommenced leased square feet.

Q2 2024 Supplemental | 25

Capital Expenditures

Unaudited ($ in thousands)

	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Tenant improvements	$ 480	$ 320	$ 375	$ 290	$ 361
Lease commissions	$ 927	$ 674	$ 505	$ 1,675	$ 731
Total Recurring Capital Expenditures	$ 1,407	$ 994	$ 880	$ 1,965	$ 1,092
Capital expenditures	$ 3,695	$ 664	$ 5,074	$ 5,638	$ 4,217
Development	$ 2,058	$ 2,336	$ 1,107	$ 2,494	$ 3,423
Total Non-recurring Capital Expenditures	$ 5,753	$ 3,000	$ 6,181	$ 8,132	$ 7,640
Total Capital Expenditures	$ 7,160	$ 3,994	$ 7,061	$ 10,097	$ 8,732

Q2 2024 Supplemental | 26

Appendix

Q2 2024 Supplemental | 27

Glossary

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Non-GAAP Financial Measures Definitions:

Net Operating Income (NOI): We consider net operating income, or NOI, to be an appropriate supplemental measure to net income in that it helps both investors and management understand the core operations of our properties. We define NOI as total revenue (including rental revenue and tenant reimbursements) less property-level operating expenses. NOI excludes depreciation and amortization, general and administrative expenses, impairments, gain/loss on sale of real estate, interest expense, and other non-operating items.

Cash Net Operating Income (Cash NOI): We define Cash NOI as NOI excluding straight-line rent adjustments and amortization of above and below market leases.

EBITDAre and Adjusted EBITDA: We define earnings before interest, taxes, depreciation and amortization for real estate in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss), computed in accordance with GAAP, before interest expense, tax, depreciation and amortization, gains or losses on the sale of rental property, appreciation/(depreciation) of warrants, loss on impairments, and loss on extinguishment of debt. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock compensation, (ii) loss on extinguishment of debt, (iii) acquisition expenses (iv) the proforma impacts of acquisition, dispositions and developments and (v) non-cash impairments on real estate lease. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as supplemental measures of our operating performance as a real estate company as they are direct measures of the actual operating results of our industrial properties. EBITDAre and Adjusted EBITDA should not be used as measures of our liquidity and may not be comparable to how other REITs calculate EBITDAre and Adjusted EBITDA.

Funds From Operations (FFO): FFO is a non-GAAP financial measure that is widely recognized as a measure of a REIT’s operating performance, thereby, providing investors the potential to compare our operating performance with that of other REITs. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values rise and fall with market conditions, presentations of operating results for a REIT, using historical accounting for depreciation, could be less informative. In December 2018, NAREIT issued a white paper restating the definition of FFO. The purpose of the restatement was not to change the fundamental definition of FFO, but to clarify existing NAREIT guidance. The restated definition of FFO is as follows: Net Income (Loss) (calculated in accordance with GAAP), excluding: (i) Depreciation and amortization related to real estate, (ii) Gains and losses from the sale of certain real estate assets, (iii) Gain and losses from change in control, and (iv) Impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We define FFO, consistent with the NAREIT definition. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. Other equity REITs may not calculate FFO as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Q2 2024 Supplemental | 28

Glossary (continued)

Non-GAAP Financial Measures Definitions (continued):

Core Funds from Operations (Core FFO): We calculate Core FFO by adjusting FFO for non-comparable items such as dividends paid (or declared) to holders of our preferred stock, acquisition and transaction related expenses for transactions not completed, and certain non-cash operating expenses such as impairment on real estate lease, appreciation/(depreciation) of warrants and loss on extinguishment of debt. We believe that Core FFO is a useful supplemental measure in addition to FFO by adjusting for items that are not considered by us to be part of the period over period operating performance of our property portfolio, thereby, providing a more meaningful and consistent comparison of our operating and financial performance during the periods presented. As with FFO, our reported Core FFO may not be comparable to other REITs’ Core FFO, should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Adjusted Funds from Operations attributable to common stockholders (AFFO): Adjusted funds from operations, or AFFO, is presented in addition to Core FFO. AFFO is defined as Core FFO, excluding certain non-cash operating revenues and expenses, capitalized interest and recurring capitalized expenditures. Recurring capitalized expenditures include expenditures required to maintain and re-tenant our properties, tenant improvements and leasing commissions. AFFO further adjusts Core FFO for certain other non-cash items, including the amortization or accretion of above or below market rents included in revenues, straight line rent adjustments, non-cash equity compensation and non-cash interest expense.

We believe AFFO provides a useful supplemental measure of our operating performance because it provides a consistent comparison of our operating performance across time periods that is comparable for each type of real estate investment and is consistent with management's analysis of the operating performance of our properties. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance.

As with Core FFO, our reported AFFO may not be comparable to other REITs’ AFFO, should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Net Debt and Preferred Stock to Adjusted EBITDA: Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated and our pro rata share of unconsolidated joint venture debt less cash, cash equivalents, and restricted cash, plus preferred stock calculated at its liquidation preference as of the end of the period.

Q2 2024 Supplemental | 29

Glossary (continued)

Other Definitions:

GAAP: U.S. generally accepted accounting principles.

Lease Type: We define our triple net leases in that the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term. We define our modified net leases in that the landlord is responsible for some property related expenses during the lease term, but the cost of most of the expenses is passed through to the tenant. We define our gross leases in that the landlord is responsible for all aspects of and costs related to the property and its operation during the lease term.

Non-Recurring Capital Expenditures: Non-recurring capital expenditures include capital expenditures of long-lived improvements required to upgrade/replace existing systems or items that previously did not exist. Non-recurring capital expenditures also include costs associated with repositioning a property, redevelopment/development and capital improvements known at the time of acquisition.

Occupancy: We define occupancy as the percentage of total leasable square footage as the earlier of lease term commencement or revenue recognition in accordance to GAAP as of the close of the reporting period.

Recurring Capital Expenditures: Recurring capitalized expenditures includes capital expenditures required to maintain and re-tenant our buildings, tenant improvements and leasing commissions.

Replacement Cost: is based on the Marshall & Swift valuation methodology for the determination of building costs. The Marshall & Swift building cost data and analysis is widely recognized within the U.S. legal system and has been written into in law in over 30 U.S. states and recognized in the U.S. Treasury Department Internal Revenue Service Publication. Replacement cost includes land reflected at the allocated cost in accordance with Financial Accounting Standards Board ("FASB") ASC 805.

Same Store Portfolio: The Same Store Portfolio is a subset of the consolidated portfolio and includes properties that are wholly owned by the Company as of December 31, 2022. The Same Store Portfolio is evaluated and defined on an annual basis based on the growth and size of the consolidated portfolio. The Same Store Portfolio excludes properties that are classified as repositioning, lease-up during 2023 or 2024 (5 buildings representing approximately 1,553,000 of rentable square feet placed into service during 2023 or 2024) or under contract for sale. For 2024, the Same Store Portfolio consists of 146 properties aggregating 31.2 million rentable square feet. Properties that are being repositioned generally are defined as those properties where a significant amount of space is held vacant in order to implement capital improvements that enhance the functionality, rental cash flows, and value of that property. We define a significant amount of space at a property using both the size of the space and its proportion to the properties total square footage as a determinate. Our computation of same store NOI may not be comparable to other REITs.

Weighted Average Lease Term Remaining: The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.

Q2 2024 Supplemental | 30